UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Muscle Maker, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Muscle Maker, Inc.

1751 River Run, Suite 200

Fort Worth, Texas 76107

November 17, 2022

Dear Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Muscle Maker, Inc., which will be held on December 22, 2022, beginning at 10:00 a.m., Central Time at Hampton Inn & Suites, 13251 Jake Court, Burleson, Texas 76028.

We have sent stockholders of record at the close of business on November 14, 2022 the Proxy Materials including our Proxy Statement and Annual Report and instructions on how vote online.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Muscle Maker, Inc. We look forward to seeing you at the annual meeting.

To be admitted to the Annual Meeting you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting but suggest you vote beforehand.

Proxy materials are being first released or mailed on or about November 17, 2022, to all shareholders entitled to vote at the Annual Meeting.

/s/ Kevin Mohan
Kevin Mohan
Chairman of the Board

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Muscle Maker, Inc.

1751 River Run, Suite 200

Fort Worth, Texas 76107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBR 22, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Muscle Maker, Inc., a Nevada corporation, will be held on December 22, 2022, at 10:00 a.m., Central Time at Hampton Inn & Suites, 13251 Jake Court, Burleson, Texas 76028.

The Annual Meeting is being held to consider the following proposals:

1.	to elect the seven (7) directors named in this Proxy Statement to hold office until our 2023 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Paris Kreit & Chiu CPA LLP (formerly known as Benjamin and Ko) (“Paris”) as our independent registered public accounting firm for 2022; and

3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on November 14, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Proxy Statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 9:30 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy. For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

By Order of the Board of Directors

/s/ Michael Roper
Michael Roper
Chief Executive Officer and Secretary

Fort Worth, Texas

November 17, 2022

This Proxy Statement is first being distributed or made available, as the case may be, on or about November 17, 2022.

This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

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Muscle Maker, Inc.

1751 River Run, Suite 200

Fort Worth, Texas 76107

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 22, 2022

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Muscle Maker, Inc. (the “Company,” “Muscle Maker,” “we,” “us,” or “our”), in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on December 22, 2022 at 10:00 a.m., Central Time at Hampton Inn & Suites, 13251 Jake Court, Burleson, Texas 76028.

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

●	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
●	Proposal No. 2: Ratification of the appointment of Paris Kreit & Chiu CPA LLP (formerly known as Benjamin and Ko) as our independent registered public accounting firm for 2022.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement was filed with the SEC, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What is included in these materials?

These materials include:

●	this Proxy Statement for the Annual Meeting;

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

●	if you requested printed versions of these materials by mail, these materials also include the proxy card or vote instructions for the Annual Meeting.

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What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on November 14, 2022 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the record date, there were 28,849,127 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

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What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are four ways to vote by proxy:

●	by Telephone—You can vote by telephone by calling 1-800-690-6903 following the instructions on the proxy card;
●	by Internet-You can vote over the Internet at www.proxyvote.com and follow the instructions set forth on the internet site or scan the QR code with your smartphone. Have your proxy card available when you access the web page;
●	by Mail-You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
●	In Person - You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive. You must bring valid photo identification such as your driver’s license or passport and may be requested to provide proof of stock ownership as of the record date.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Central Time, on December 21, 2022.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be held at December 22, 2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR the nominees to the Board set forth in this Proxy Statement.
●	FOR the ratification of the appointment of Paris Kreit & Chiu CPA LLP (formerly known as Benjamin and Ko) as our independent registered public accounting firm for 2021.

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How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the one nominee receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR THE NOMINEE” “WITHHOLD AUTHORITY FOR THE NOMINEE”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

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What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than December 21, 2022;
●	by telephone by dialing 1-800-690-6903 using a touchtone telephone and following the recorded instructions
●	voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Central time, on December 21, 2022;
●	submitting a properly signed proxy card with a later date that is received no later than December 21, 2022; or
●	attending the Annual Meeting, revoke your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

Our board of directors currently consists of seven (7) directors. We have nominated the below seven (7) directors to serve for the following year. Our articles of incorporation, as amended, provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Nominees for Director

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information as of November 17, 2022 for each nominee for director, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

Kevin Mohan. Mr. Mohan has served as Chairman of the Board and a director of Muscle Maker, Inc since April 16, 2018. From April 16, 2018 through May 1, 2018, he also served as the Interim President of the Company. He also served as the Chief Investment Officer since September 17, 2018. From June 2012 through March 2017, Mr. Mohan served as the VP of Capital Markets for American Restaurant Holdings, Inc., a company focused on acquiring and expanding fast casual restaurant brands. Based on his experience we have deemed Mr. Mohan fit to serve on the Board and as Chairman of the Board.

A.B. Southall III. Mr. Southall has served as director of Muscle Maker, Inc since February 2017. He has over 35 years of experience managing construction and land developing businesses. He was the President of a Custom Home Building Company for over 25 years, in addition to 20 years as President of a 189 boat slip marina complex. His involvement in the marina business led him to co-founding a local Waterway Association, where he was on the board since its inception. He has diversely invested across multiple sectors including private placements, oil & gas, real estate, restaurant businesses and commodities. Mr. Southall is an advocate of a healthy approach to the food industry and the restaurant business. Based on his vast business and financial experience with real estate and restaurants, we have deemed Mr. Southall fit to serve on the Board.

Paul L. Menchik. Mr. Menchik has served as director of Muscle Maker, Inc since February 2017. Since 1986, Mr. Menchik has been Professor of Economics at Michigan State University where he has been Department chairperson and Director of Graduate Programs. He has served as Senior Economist for Economic Policy for the White House Office of Management and Budget (where among other matters he worked on Social Security solvency issues) and served as Visiting Scholar at the Tax Analysis Division of the Congressional Budget Office. Menchik has also been on the faculty of Rutgers University and the University of Wisconsin, and has served as visiting faculty at University of Pennsylvania, London School of Economics, University College London, and Victoria University in Wellington New Zealand. Over the years he has advised three state governments and five US government agencies. He holds a Ph.D. from the Wharton School of Finance and Commerce at the University of Pennsylvania. He has over 40 publications including a book on household and family economics, made over 85 paper presentations at other universities and conferences around the world and has refereed for over 20 academic journals and is currently a member of the editorial board for the Journal of Income Distribution. He is a member of Who’s Who in Economics and Who’s Who in America. Based on his education and extensive experience in economic and financial matters, we have deemed Mr. Menchik fit to serve on the Board.

Jeff Carl. Since 2017, Mr. Carl has served as principal of Brandworks Growth Strategies, an independent restaurant and retail consultancy based in San Francisco. Mr. Carl also serves as Executive Director of Nice + Company, an advertising agency with a focus on digital media and creative. From 2013 to 2017, Mr. Carl served as the Chief Marketing Officer for Taco Bueno Restaurants, and from 2009 to 2013 as the Chief Marketing Officer of Tavistock Restaurants LLC. From 2001 to 2007, Mr. Carl served as Corporate Vice President of Global Marketing and Chief Marketing Officer of Latin America for McDonald’s Corporation. Mr. Carl received a BA from Wake Forest University in 1977 and a MBA from the University of North Carolina – Chapel Hill in 1979. Based on his experience within the restaurant industry and due to the fact that he has held senior level executive positions with a focus on advertising and marketing, we have deemed Mr. Carl a fit to serve on the Board.

Stephen A. Spanos. Mr. Spanos has served as director of Muscle Maker, Inc. since February 2020. Since 2013, Mr. Spanos has provided financial and accounting consulting services for both privately held and public companies. From 2009 to 2013, Mr. Spanos served as the Chief Financial Officer of Orion Seafood International, Inc., a marketer of frozen lobster products, and as the Controller of Reef Point Systems, a provider of security solutions for converged wireless and wireline networks in the United States, from 2005 to 2013. Mr. Spanos served as an audit manager for BDO USA, LLP and as an auditor for Ernst & Young. Mr. Spanos received his MBA and BS in Business Administration, Accounting and Financing in 1995 and 1985, respectively, from Boston University. Based on his education and extensive experience in financial and accounting matters, we have deemed that Mr. Spanos is fit to serve on the Board.

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Major General (ret) Malcolm Frost. Major General Frost has over 34 years of leadership experience in both the U.S. Army and business. He served as a career Infantryman, commanding and leading soldiers at every level from Lieutenant to 2-star General. Throughout his military career he provided large-scale strategic and operational leadership and oversight of units in the Indo-Asia-Pacific, Middle East, Europe, and the United States - successfully leading the evolution of soldier training programs in peace and war. He led the Army’s Holistic Health and Fitness revolution from 2017-19 and was responsible for developing the first new physical fitness test for the Army in 40 years. He also led the Army’s initial entry training enterprise that annually transformed 130K civilians into soldiers and as the Army’s Director of Public Affairs, developed and led all strategic communications plans, roll-outs, and national media relations initiatives for the Army. He has been deployed to combat several times in a variety of leadership and command positions in Bosnia-Hercegovina, Iraq, and Afghanistan between 1995-2011. Since transitioning from the Army, General Frost provides keynote speaking, executive leadership consulting, training workshops, and strategic advice in public relations and integrated communications to corporate America. He also provides expert advice to companies in the health and wellness, medical, energy, cyber and other industries. He has extensive keynote and public speaking experience and has been an on-air military and national security contributor for national media outlets. Based on his vast business and financial experience with the military as well as his business experience, we have deemed Maj. Gen (Ret) Frost a fit to serve on the Board.

Phillip Balatsos. From 2016, Mr. Balatsos worked in the restaurant and hospitality industries. In 2018, Mr. Balatsos founded and has served as the owner operator of LAPH Hospitality which operates a café/catering business and also serves as a consultant providing financial, purchasing and usage analysis as well as rollout services pertaining to ordering, invoicing and inventorying systems. From 2016 through 2018, Mr. Balatsos held various positions with Barteca Restaurant Group including Assistant General Manager and Purchasing Manager. Prior to 2016, Mr. Balatsos held various position on Wall Street for 16 years including Vice President, Foreign Exchange Sales/Trading for Credit Suisse, Director, Foreign Exchange Hedge Fund Sales for Barclays Capital and Financial Advisor for Stifel Nicolaus & Co. Most recently, Mr. Balatsos has returned to the l financial markets in a similar roll as his previous sales/trader experience with the Brazilian firm, XP Investments. Mr. Balatsos graduated from Skidmore College in 1999 with a Bachelor of Science in Business Administration and from Institute of Culinary Education in 2016. Based on his education and extensive experience in financial and accounting matters, we have deemed that Mr. Balatsos is fit to serve on the Board.

Information Concerning the Board and Corporate Governance

Meetings of the Board of Directors

The board of directors met five times during the fiscal year ended December 31, 2021. The audit committee met four times, the compensation committee met three and acted by unanimous written consent two times and the nominating and corporate governance committee met two times. Each member of the board of directors, attended at least 75% of the aggregate number of meetings of our board of directors. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Board Diversity

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, age, race and ethnicity) should be a consideration in Board succession planning and recruiting. In recent years, the Governance Committee has taken this priority to heart in its nominations process, and the diversity of the Board has grown significantly. The Nasdaq Stock Market, LLC Listing Rules’ (the “NASDAQ Listing Rules”) objective for listed companies to have at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an underrepresented minority or LGBTQ+. The chart below provides certain information regarding the diversity of the Board as of October 31, 2022.

Board Diversity Matrix as of October, 2022
Total Number of Directors	7
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	6	1
Part II: Demographic Background
White		6
Did Not Disclose Demographic Background			1
Directors who are Veterans: 1

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Board Leadership Structure and Board’s Role in Risk Oversight

Kevin Mohan is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our system-wide restaurant growth, brand awareness and menu offerings. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance policies. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Independence of Board of Directors and its Committees

Our stock (symbol: GRIL) is listed on the NASDAQ capital market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors currently consists of seven (7) members. Our board of directors has determined that A.B. Southall III, Paul L. Menchik, General (ret) Malcolm Frost, Jeff Carl, Stephen Spanos and Philip Balatsos, qualify as independent directors in accordance with the Nasdaq Capital Market (“Nasdaq”) listing requirements. Kevin Mohan is not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

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Committees of the Board of Directors

The Board of Directors has established an audit committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members, including Messrs. Spanos, Balatsos and Paul L. Menchik. Mr. Spanos serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has three members, including Messrs. Carl, Frost and Balatsos. Mr. Carl serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans;

●	oversee the evaluation of the Board of Directors and management; and

●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

The Governance Committee has three members, including Messrs. Menchik, Southall III and Carl. Mr. Menchik serves as the chairman of the Governance Committee.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;
●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Stockholder Communications with the Board of Directors

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received shall be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

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PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 11, 2022, the Board appointed Paris Kreit & Chiu CPA LLP (formerly known as Benjamin and Ko) (“Paris”) to serve as our independent registered public accounting firm for the year ending December 31, 2022.

The Audit Committee and the board are requesting, as a matter of policy, that stockholders ratify the selection of Paris. The Audit Committee and the board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and our stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of Paris is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

Paris has served as our independent registered public accountants for the year ended December 31, 2021. Marcum LLP has served as our independent registered public accountants for the year ended December 31, 2020.

The following is a summary of the fees billed or expected to be billed to us by our independent registered public accountants, for professional services rendered by Paris for the fiscal year ended December 31, 2021 and Marcum LLP for the year ended December 31, 2020:

	2021	2020
Audit fees	$58,000	$312,390
Audit-related fees (1)	75,000	-
Tax fees (2)	-	-
All other fees (3)	-	-
	$133,000	$312,390

Audit Fees consist of fees billed and expected to be billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and in connection with the filing of our Form 10-K, Form 10-Qs and multiple Forms S-1 and Forms S-3s.

1.	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”
2.	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.
3.	All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. The fees shown above were pre-approved either by our Board or our Audit Committee.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. The fees shown above were pre-approved either by our Board or our Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our independent registered public accounting firm during the years ended December 31, 2021 and 2020. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre- approved all of the services provided by Paris.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Paris Kreit & Chiu CPA LLP (formerly known as Benjamin and Ko) as our independent registered public accounting firm for 2022.

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EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of September 30, 2022. There are no family relationships among any of our executive officers or directors.

Name	Age	Position(s)
Kevin Mohan	48	Chief Investment Officer and Chairman of the Board
Michael J. Roper	57	Chief Executive Officer and Secretary
Jennifer Black	41	Chief Financial Officer
Kenneth Miller	53	Chief Operating Officer
Aimee Infante	36	Chief Marketing Officer

See page 9 of this Proxy Statement for Kevin Mohan’s biography.

Michael J. Roper. Mr. Roper has served as Chief Executive Officer, of Muscle Maker, Inc since May 1, 2018. Mr. Roper has unique experience ranging from owning and operating several franchise locations through the corporate executive levels. From May 2015 through October 2017, Mr. Roper served as Chief Executive Officer of Taco Bueno where he was responsible for defining strategy and providing leadership to 162 company owned and operated locations along with 23 franchised locations. From March 2014 through May 2015, Mr. Roper served as the Chief Operating Officer of Taco Bueno and from July 2013 through March 2014 as the Chief Development and Technology Officer of Taco Bueno. Prior to joining Taco Bueno, Mr. Roper was a franchise owner and operator of a IMS Barter franchise and held several roles with Quiznos Sub from 2000 to 2012 starting as a franchise owner and culminating in his appointment as the Chief Operating Officer/Executive Vice President of Operations in 2009. Mr. Roper received a Bachelor of Science in Business and General Management from Northern Illinois University.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Roper fit to serve as our principal executive officer.

Kenneth Miller. Mr. Miller has served as Chief Operating Officer of Muscle Maker, Inc since September 26, 2018. Mr. Miller has served in the restaurant business for an extensive portion of his career. Prior to joining the Company as Chief Operating Officer on September 26, 2018, Mr. Miller served as the Senior Vice President of Operations for Dickey’s BBQ Restaurant from April 2018 through September 2018 and in various capacities with Taco Bueno Restaurants, LP from October 2013 through April 2018 culminating in the position of Senior Vice President of Operations. Mr. Miller received a Bachelor of Arts in Business/Exercise Science from Tabor College in 1991.

Based on his education and extensive experience in the restaurant/franchise industry, we have deemed Mr. Miller fit to serve as our Chief Operating Officer.

Jennifer Black. Ms. Black is an experienced Chief Financial Officer with a demonstrated history of working with public and private equity backed organizations. Prior to joining the Company, from September 2018 through December 2021, Ms. Black served as the Chief Financial Officer for Eagle Pressure Control LLC (“Eagle”) and Talon Pressure Control, oilfield service companies. From October 2015 through September 2018, Ms. Black served as the Controller for AG Resource Management, a private equity backed agriculture lending company, and as the Controller for Basic Energy Services, an oil and gas services company, from January 2013 through October 2015. Ms. Black has also held various other roles including Vice President of SEC reporting with OMNI American Bank and Audit Manager with RSM McGladrey. In November 2020, Eagle, as a result of various events including an oil and gas work related incident, decline of oil and gas prices and the impact from COVID-19, filed for bankruptcy protection under Subchapter V under Chapter 11 in the US Bankruptcy Court, Southern District of Texas (Houston) (Bankruptcy Petition #: 20-35474). Ms. Black is a Certified Public Accountant and a Chartered Global Management Accountant. Ms. Black received a Master of Business Administration from Jack Welch Management Institute in 2018 and Bachelor of Science in Accounting and Finance from Texas Tech University in 2003.

Based on her education and extensive experience in the financial and accounting industries, we have deemed Ms. Black fit to serve as our Chief Financial Officer.

Aimee Infante. Ms. Infante has served as the Chief Marketing Officer of Muscle Maker, Inc. since May 6, 2019. Ms. Infante had previously served as the Vice President of Marketing of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, she was the Vice President of Marketing of Muscle Maker Brands Conversion, Inc. From February 2016 through June 5, 2017, she served as the Vice President of Marketing of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 through January 2016, Ms. Infante served as our Director of Marketing of Muscle Maker Brands. Ms. Infante was Director of Marketing of Muscle Maker Franchising from October 2014 to January 2015. Ms. Infante was employed by Qdoba Mexican Grill in Denver, Colorado from November 2010 to April 2014, serving as Regional Marketing Specialist from November 2010 to October 2012 and Marketing Manager from October 2012 to April 2014.

Based on her education and extensive experience in marketing, specifically the restaurant industries, we have deemed Ms. Infante fit to serve as our Chief Marketing Officer.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2021 and 2020 by (i) our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2021 and whose total compensation for the 2021 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000, (iii) a person who would have been included as one of our two most highly compensated executive officers, other than our principal executive officer, but for the fact that he was not serving as one of our executive officers as of December 31, 2021 (the individuals falling within categories (i), (ii) and (iii) are collectively referred to as the “Named Executive Officers”):

Summary Compensation Table

							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Year	Salary	Bonus	Award	Awards	Compensation	Earnings	Compensation	Total
Michael J. Roper	2021	$356,077	$-	$287,000	$-	$-	$-	$-	$643,077
Chief Executive Officer of Muscle Maker, Inc.	2020	$360,503	$180,288	$-	$-	$-	$-	$-	$540,791

Kenneth Miller	2021	$283,461	$-	$92,248	$-	$-	$-	$-	$375,709
Chief Operating Officer of Muscle Maker, Inc.	2020	$256,442	$53,846	$-	$-	$-	$-	$-	$310,288

Kevin Mohan	2021	$180,384	$50,000	$184,498	$-	$-	$-	$-	$414,882
Chief Operating Officer of Muscle Maker, Inc.	2020	$185,077	$78,000	$-	$-	$-	$-	$72,327	$335,404

Employment Agreements

Michael Roper

On February 10, 2022, the Company entered into an Employment Agreement with Michael Roper effective February 14, 2022, which replaced his prior employment agreement. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $350,000, which will be increased to $375,000 upon the one-year anniversary. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity. Within 90 days of the effective date, the Company will issue Mr. Roper stock options to receive 100,000 shares of common stock which will vest over a term of five years. If Mr. Roper is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, Mr. Roper will be entitled to a severance package of 18 months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule, but subject to the execution of a valid release in favor of the Company and its related parties.

Jennifer Black

On January 2, 2022, the Company appointed Jennifer Black as Chief Financial Officer of the Company and entered into an Offer Letter with Ms. Black. Pursuant to the Offer Letter, Ms. Black will be employed as Chief Financial Officer of the Company on an at-will basis. Ms. Black will be entitled to a base salary at the annualized rate of $190,000. The Company’s previous CFO, Ferdinand Groenewald, will remain and was appointed as the Chief Accounting Officer of the Company. The Company issued Ms. Black 20,000 restricted stock units upon completion of 90 days of employment. Ms. Black will be entitled to receive stock options to acquire 20,000 shares of common stock subject to the approval of the Board of Directors and Compensation Committee and the terms and conditions will be subject to entering into a stock option agreement.

Kenneth Miller

On February 9, 2022, the Company and Kenn Miller, Chief Operations Officer, entered a letter agreement providing that Mr. Miller will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $275,000 effective February 14, 2022. Mr. Miller will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 75% of his salary. Within 90 days of the effective date, the Company will issue Mr. Miller stock options to receive 50,000 shares of common stock which will vest over a term of five years. If Mr. Miller is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of 12 months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

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Aimee Infante

On February 9, 2022, the Company and Aimee Infante, Chief Marketing Officer, entered a letter agreement providing that Ms. Infante will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $175,000 effective February 14, 2022. Ms. Infante will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 25% of her salary. Within 90 days of the effective date, the Company will issue Ms. Infante stock options to receive 42,500 shares of common stock which will vest over a term of five years. If Ms. Infante is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, she will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

Kevin Mohan

On February 10, 2022, the Company and Kevin Mohan, Chief Investment Officer, entered a letter agreement providing that Mr. Mohan will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $200,000 effective February 14, 2022. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 75% of his salary. Within 90 days of the effective date, the Company will issue Mr. Mohan stock options to receive 75,000 shares of common stock which will vest over a term of five years. If Mr. Mohan is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

Elements of Compensation

Base Salary

Messrs. Roper, Black, Miller, Mohan and Infante received a fixed base salary in an amount determined in accordance with their then employment agreement with Muscle Maker Inc., and based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;
●	The officer’s expertise, demonstrated leadership ability and prior performance;
●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and
●	The competitiveness of the market for the officer’s services.

Bonus

Mr. Mohan received discretionary performance based bonuses during the year ended December 31, 2021 pursuant to their employment agreements.

Stock Award

In fiscal 2021, we issued an aggregate of 221,783 shares of our restricted common stock, with an aggregate fair value of $636,495, to our executive team.

Equity Incentive Plans

2019 Plan

Our board of directors and shareholders approved the 2019 Equity Incentive Plan or the 2019 Plan. Our shareholders approved the plan on October 28, 2019. The 2019 Plan provides incentives to eligible employees, officers, directors and consultants in the form of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. We have reserved a total of 214,286 shares of common stock for issuance under the 2019 Plan. As of the date of the issuance of these consolidated financial statements 188,527 shares have been issued under the 2019 Plan. Upon the adoption of our 2020 Equity Incentive Plan, we no longer issue awards under the 2019 Plan, but any existing awards granted to our management team and Board of Directors will remain outstanding under the 2019.

2020 Plan

The Company’s board of directors and shareholders approved and adopted on October 27, 2020 the 2020 Equity Incentive Plan (“2020 Plan”), effective on October 27, 2020 under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2020 Plan, the Company reserved 1,750,000 shares of common stock for issuance. As of the date of the issuance of these consolidated financial statements 889,756 shares have been issued under the 2020 Plan.

2021 Plan

The Company’s board of directors and shareholders approved and adopted on October 7, 2021 the 2021 Equity Incentive Plan (“2021 Plan”) under which stock options and restricted stock may be granted to officers, directors, employees and consultants in the form of non-qualified stock options, incentive stock-options, stock appreciation rights, restricted stock awards, restricted stock Units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Under the 2021 Plan, the Company reserved 1,500,000 shares of common stock for issuance. As of the date of the issuance of these consolidated financial statements 471,348 shares have been issued under the 2021 Plan.

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Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) will administer the Plan. The Committee will have the authority, without limitation (i) to designate Participants to receive Awards, (ii) determine the types of Awards to be granted to Participants, (iii) determine the number of shares of common stock to be covered by Awards, (iv) determine the terms and conditions of any Awards granted under the Plan, (v) determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards with shareholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the Plan and are referred to as “Participants”. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized

Up to approximately 1,500,000 shares of common stock may be issued pursuant to awards granted under the Plan.

If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being exercised, the Common Stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

If there is any change in the Company’s corporate capitalization or structure, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Plan, the number of shares covered by Awards then outstanding under the Plan, the limitations on Awards under the Plan, the exercise price of outstanding Options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan has a term of ten years and no further Awards may be granted under the Plan after that date.

Awards Available for Grant

The Committee may grant Awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

Options

The Committee will be authorized to grant Options to purchase Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of the shares of common stock on the date of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to such terms and conditions as established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the Company. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the Company. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

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Stock Bonus Awards

The Committee will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards

The Committee will be authorized to grant any Award under the Plan in the form of a Performance Compensation Award exempt from the requirements of Section 162(m) of the Code by conditioning the vesting of the Award on the attainment of specific performance criteria of the Company and/or one or more Affiliates, divisions or operational units, or any combination thereof, as determined by the Committee. The Committee will select the performance criteria based on one or more of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate profit measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

Transferability

Each Award may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the Participant and his or her family members or anyone else approved by it.

Amendment

The Plan will have a term of ten years. The Company’s board of directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law or SEC so requires. No amendment, suspension or termination will materially and adversely affect the rights of any Participant or recipient of any Award without the consent of the Participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award or required by applicable law, in the event of a Change in Control, upon the occurrence of a Change in Control, the Committee is authorized, but not obligated, to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards: (a) continuation or assumption of outstanding Awards by the surviving company; (b) substitution by the surviving company of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of the Change in Control; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period determined by the Committee and at the end of such period, any unexercised Awards will terminate; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares or other property) and which value may be zero.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan and the disposition of shares acquired pursuant to the exercise of such Awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular Option to be treated as an Incentive Stock Option. One such requirement is that Common Stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the Fair Market Value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise Incentive Stock Option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the Incentive Stock Option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

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No income will be realized by a Participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the Fair Market Value of the underlying exercised shares over the Option Exercise Price paid at the time of exercise. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income.

The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A Participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the Participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on that date over the amount the Participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the Participant made an election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income at the time of grant equal to the difference between the Fair Market Value of the shares on the date of grant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of Restricted Shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will recognize ordinary compensation income equal to the Fair Market Value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the Participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a Participant upon grant of an SAR. Upon the exercise of an SAR, the Participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on the date the shares of common stock subject to the Award are transferred to the Participant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person paid to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement/prospectus as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of Options to covered employees. In addition, the Plan is designed to permit certain Awards of Restricted Stock, Restricted Stock Units, cash bonus awards and other Awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

New Plan Benefits

Future grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the Awards granted under the Plan will depend on a number of factors, including the Fair Market Value of the shares of common stock on future dates, the exercise decisions made by the Participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by Participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Plan.

Interests of Directors or Officers

The Company’s directors may grant Awards under the Plan to themselves as well as to the Company’s officers and other employees, consultants and advisors.

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Equity Compensation Plan Information

The following table provides information, as of December 31, 2021, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options under the Plan (a)	Weighted-Average Exercise Price of Outstanding Options under The Plan (b)	Number of Securities Available for Future Issuance Under Equity Compensation Plans excluding (securities reflected in Column (a))(c)

Equity compensation plans approved by security holders	-	$-	1,098,255
Equity compensation plans not approved by security holders	-	$-	-

TOTAL	-	$-	1,098,255

Director Compensation

On December 4, 2020, the board of directors approved a new board compensation plan that would compensate the board members for their deferred compensation for the fourth quarter 2020 through the third quarter of 2021. The board members are eligible for cash compensation of $12,000 per year to be paid quarterly within 30 days of the close of each quarter.

In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive $8,000 in value of common stock per year for service as director, $6,000 in value of shares of common stock per year for service on each committee and $4,000 in value of shares of common stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of common stock for committee service will be limited to two committees.

Kevin Mohan is an employee-director and does not receive compensation for serving in his role as a director or Chairman of the Board.

The following table provides information relating to compensation of our directors for our fiscal year ended December 31, 2021

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total
Stephen A. Spanos	$12,000	$13,493	$-	$-	$-	$-	$25,493
A.B. Southall III	12,000	12,544	-	-	-	-	24,544
Paul L. Menchik	12,000	14,177	-	-	-	-	26,177
Jeff Carl	12,000	17,992	-	-	-	-	29,992
Major General (Ret) Malcolm B. Frost	11,143	8,347	-	-	-	-	19,490
Philip Balatsos	11,143	8,347	-	-	-	-	19,490

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of October 31, 2022 by:

●	each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

The percentage ownership information shown in the column labeled “Percentage of Shares Outstanding” as of October 31, 2022 is based upon 28,849,127 shares of common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants or upon conversion of a security that are either exercisable or convertible on or before a date that is 60 days after October 31, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Muscle Maker, Inc., 1751 River Run, Suite 200, Fort Worth, Texas 76107.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding Prior to Offering (1)
5% Stockholders:
Armistice Capital Master Fund LTD (2)	2,728,553	9.46%
Catalytic Holdings 1 LLC (4)	1,979,802	6.67%
Altuim Capital Management, LP (3)	1,705,946	5.91%
Directors and Named Executive Officers:
Kevin Mohan (4)	-	*
Michael J. Roper (5)	154,037	*
Jennifer Black (6)	140,000	*
Kenneth Miller (7)	33,000	*
Aimee Infante (8)	38,942	*
Stephen Spanos (9)	8,352	*
A.B. Southall, III (10)	69,763	*
A.B. Southall, III	149,940	*
Jeff Carl (12)	121,319	*
Malcolm Frost (13)	69,488	*
Philip Balatsos (14)	52,743	*
All executive officers and directors as a group (11 persons)	-	0.00%

* denotes less than 1%

1.	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon (i) the exercise of stock options that will become exercisable within sixty (60) days of October 31, 2022, (ii) the conversion of the convertible promissory notes into shares of our common stock, and (iii) the exercise of warrants that will become exercisable within sixty (60) days of October 31, 2022. Shares of common stock issuable pursuant to the foregoing methods are deemed outstanding for purposes of calculating the percentage of beneficial ownership of the person or entity holding such securities. Accordingly, the total percentages of beneficial ownership are in excess of one hundred percent (100%).

2.	Altium Growth Funds, LP beneficially owns (i) 1,705,946 shares of the common stock of the Company, (ii) 2,888,085 shares of common stock of the Company which are subject to presently exercisable purchase warrants and (iii) 438,085 shares of common stock of the Company issuable upon the exercise of pre-funded warrants. There is a beneficial ownership limitation on the warrants and prefunded warrants owned by the holder that limits beneficial ownership of the holder to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrant at any time. The beneficial ownership limitation can be increase by the holder by giving written notice to the Company, but this will not take effect until 61 days after the delivery of the notice to the Company. Altium Growth Fund, LP is managed by Jacob Gottlieb who has the sole voting and investment power over the securities held by Altium Growth Fund, LP..

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3.	Catalytic Holdings, LLC beneficially owns (i) 1,129,052 shares of common stock of the Company (ii) 850,750 shares of Common Stock of the Company which are subject to presently exercisable purchase warrants. The natural person with voting and investment control for Catalytic Holdings, LLC is Dmitriy Shapiro. Thoroughbred Diagnostics, LLC beneficially owns (i) 979,000 shares of common stock of Muscle Maker (ii) 600,000 shares of common stock of Muscle Maker which are subject to presently exercisable purchase warrants. The natural person with voting and investment control for Thoroughbred Diagnostics, LLC is Joey Giamichael.

4.	Kevin Mohan beneficially owns (i) indirectly 5,574 shares of common stock of the Company through various family members that reside in the same household as Kevin Mohan and (ii) directly 130,967 shares of common stock of Muscle Maker Inc, for serving in various roles in the Company, (iii) 10,000 shares of common stock of the Company purchased on the open market and (iv) directly 7500 shares of vested but unexercised stock options.

5.	Michael J. Roper beneficially owns directly 140,000 shares of common stock of the Company (i) 100,000 shares of common stock of Muscle Maker Inc. for serving as the Chief Executive Officer of the Company and (ii)30,000 shares of common stock of the Company purchased on the open market and (iii) 10,000 shares of vested but unexercised stock options.

6.	Jennifer Black beneficially owns directly 33,000 shares of common stock of the Company (i) 20,000 shares of common stock of Muscle Maker Inc. for serving as the Chief Financial Officer of the Company and (ii) 11,000 shares of common stock of the Company purchased on the open market and (iii) 2,000 shares of vested but unexercised stock options.

7.	Kenneth Miller beneficially owns directly 38,942 share of common stock of the Company (i) 32,142 shares of common stock of the Company for serving as Chief Operating Officer of the Company, (ii) 1,800 shares of common stock of the Company purchased on the open market and (iii) 5,000 shares of vested but unexercised stock options

8.

Aimee Infante beneficially owns directly 8,352 shares of common stock of the Company (i) 2,602 shares of common stock for serving as the Chief Marketing Officer of the Company, (ii) 1,500 shares of common stock of the Company purchased on the open market and (iii) 4,250 shares of vested but unexercised stock options.

9.	Stephen Spanos beneficially owns directly (i) 51,282 shares of common stock of the Company for serving as a director and (ii) 18,481 of the common stock of through purchase on the open market.

10.	A.B. Southall III beneficially owns (i) directly 139,940 shares of common stock of Muscle Maker, and (ii) directly 10,000 shares of common stock of the Company subject to presently exercisable purchase warrants issued to A.B. Southall III.

11.	Paul L. Menchik beneficially owns (i) directly 111,882 shares of common stock of Muscle Maker, and (ii) directly 10,000 shares of common stock of the Company subject to presently exercisable purchase warrants issued to Paul L. Menchik.

12.	Jeff Carl beneficially owns directly 69,498 shares of common stock of the Company for services rendered as a board of director.

13.	Major General (ret) Malcolm Frost beneficially owns directly (i) 36,681 shares of common stock of the Company for services rendered as a board of director and (ii) 16,062 shares of common stock of the Company through purchases on the open market.

14.	Philip Balatsos beneficially owns directly 53,389 shares of common stock of the Company for services rendered as a board of director.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Other than compensation agreements and other arrangements which are described as required under “Executive Compensation” and the transactions described below, since January 1, 2020, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of our total assets at year end for the last two completed fiscal years and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest. Our audit committee is responsible for approving all future transactions between us and our officers, directors and principal stockholders and their affiliates.

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Policies and Procedures for Related Party Transactions

Policies and Procedures for Related Party Transactions

Following this offering, pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;
●	any beneficial owner of more than 5% of our outstanding stock; and
●	any immediate family member of any of the foregoing.

Our Audit or Compensation Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;
●	would cast doubt on the independence of a director;
●	would present the appearance of a conflict of interest between us and the related party; or
●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

Transactions with Officers, Directors and Executives of Muscle Maker

On February 17, 2020 the Company authorized the issuance of an aggregate of 25,616 shares of common stock to the members of the board of directors as compensation earned through the end of the fourth quarter of 2019.

On June 24, 2020 the Company authorized the issuance of an aggregate of 4,340 shares of common stock to the members of the board of directors as compensation earned through the end of the first quarter of 2020.

On November 10, 2020 the Company authorized the issuance of an aggregate of 5,944 shares of common stock to the members of the board of directors as compensation earned for the second and third quarter of 2020

On December 4, 2020, the board of directors approved a new board compensation plan that would compensate the board members for their deferred compensation for the fourth quarter 2020 through the third quarter of 2021. The board members are eligible for cash compensation of $12,000 per year to be paid quarterly within 30 days of the close of each quarter.

In addition, on an ongoing basis pursuant to the approved board compensation plan each director will receive $8,000 in value of common stock per year for service as director, $6,000 in value of shares of common stock per year for service on each committee and $4,000 in value of shares of common stock per year for service as chair for such committee. The number of shares to be issued would be based upon the closing price of the last trading date of each calendar quarter. The shares of common stock for committee service will be limited to two committees.

On February 3, 2021, the Company issued an aggregate of 16,126 shares of common stock of the Company to the members of the board of directors as compensation earned through the end of the fourth quarter of 2020.

On March 31, 2021, the Company authorized the issuance of an aggregate of 12,711 shares of common stock to the members of the board of directors as compensation earned during the first quarter of 2021.

On August 24, 2021, the Company authorized the issuance of an aggregate of 20,829 shares of common stock to the members of the board of directors as compensation earned during the second quarter of 2021.

On October 21, 2021, the Company authorized the issuance of an aggregate of 24,275 shares of common stock to the members of the board of directors as compensation earned during the third quarter of 2021.

As of December 31, 2021, the Company accrued a total of $39,573 related to board compensation for stock issuance and $18,000 for their portion of cash compensation earned during the fourth quarter of 2021.

On February 10, 2022, the Company entered into an Employment Agreement with Michael Roper effective February 14, 2022, which replaced his prior employment agreement. Pursuant to the Employment Agreement, Mr. Roper will continue to be employed as Chief Executive Officer of the Company on an at will basis. During the term of the Employment Agreement, Mr. Roper will be entitled to a base salary at the annualized rate of $350,000, which will be increased to $375,000 upon the one-year anniversary. Mr. Roper will be eligible for a discretionary performance bonus to be paid in cash or equity. Within 90 days of the effective date, the Company issued Mr. Roper stock options to receive 100,000 shares of common stock which will vest over a term of five years. If Mr. Roper is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, Mr. Roper will be entitled to a severance package of 18 months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule, but subject to the execution of a valid release in favor of the Company and its related parties.

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On February 10, 2022, the Company and Kevin Mohan, Chief Investment Officer, entered a letter agreement providing that Mr. Mohan will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $200,000 effective February 14, 2022. Mr. Mohan will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 75% of his salary. Within 90 days of the effective date, the Company issued Mr. Mohan stock options to receive 75,000 shares of common stock which will vest over a term of five years. If Mr. Mohan is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

On February 9, 2022, the Company and Kenn Miller, Chief Operations Officer, entered a letter agreement providing that Mr. Miller will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $275,000 effective February 14, 2022. Mr. Miller will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 75% of his salary. Within 90 days of the effective date, the Company issued Mr. Miller stock options to receive 50,000 shares of common stock which will vest over a term of five years. If Mr. Miller is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, he will be entitled to a severance package of 12 months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

On February 9, 2022, the Company and Aimee Infante, Chief Marketing Officer, entered a letter agreement providing that Ms. Infante will continue to be engaged by the Company on an at-will basis with a base salary at the annualized rate of $175,000 effective February 14, 2022. Ms. Infante will be eligible for a discretionary performance bonus to be paid in cash or equity of up to 25% of her salary. Within 90 days of the effective date, the Company issued Ms. Infante stock options to receive 42,500 shares of common stock which will vest over a term of five years. If Ms. Infante is terminated by the Company for any reason other than cause, including termination without cause in connection with a change in control, she will be entitled to a severance package of six months of salary and health and dental benefits paid in accordance with the Company’s payroll schedule and insurance program, but subject to the execution of a valid release in favor of the Company and its related parties.

We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Nevada law.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 1751 River Run, Suite 200, Fort Worth, Texas 76107 in writing not later than August 24, 2023. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Muscle Maker, Inc., at 832-604-9568 or by email at investorrelations@musclemakergrill.com.

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2021 ANNUAL REPORT

Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Proxy Statement can access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Muscle Maker, Inc., 1751 River Run, Suite 200, Fort Worth, Texas 76107.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Michael J. Roper
Chief Executive Officer and Secretary

Fort Worth, Texas

November 17, 2022

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